                                                                    Exhibit 10.1

                            LONG TERM BONUS AGREEMENT

            THIS LONG TERM BONUS AGREEMENT (the "Agreement") is made and entered into as of September 1, 2005,  (the "Grant Date") by and between SL  INDUSTRIES,
INC., a New Jersey  corporation (the "Company"),  with principal offices located at 520 Fellowship Road, Suite A-114,  Mount Laurel,  New Jersey 08054, and JAMES
C. TAYLOR (the  "Executive"),  an  individual  with a residence  at 21 Mill Neck
Lane, Pittsford, NY 14534.

                              W I T N E S S E T H:
                              --------------------

            WHEREAS,  the Executive is the President and Chief Executive Officer
of the Company; and

            WHEREAS,  the Company  wishes to retain and encourage the productive efforts of the Executive, which contributes toward the Company's success.

            NOW,  THEREFORE,  in  consideration  of the  premises and the mutual agreements herein set forth and for other good and valuable  consideration,  the parties hereto agree as follows:

            Section 1. BONUS.  The Executive shall be paid a Bonus in the amount specified herein. The Bonus shall be paid upon the earlier of (a) the occurrence of a Change of Control;  or (b) the delivery of a notice, in accordance with the terms herein (the "Notice"). The Bonus described herein is separate and distinct from any other bonus program the Executive may participate in or be entitled to.

            Section 2. PAYMENT OF BONUS. The Company shall pay the Executive the
Bonus within ten (10)  business  days  following  the  occurrence of a Change of
Control,  or the receipt of the Notice,  as the case may be. The total amount of the Bonus owed to the  Executive  on any given date shall be equal to the vested portion of the Bonus on such date, as determined  pursuant to Section 4(b).  The
Executive  shall be entitled to receive all or parts of the vested Bonus in such increments as he shall direct upon delivery of the Notice thereof.

            Section 3.  TERMINATION.  Upon the  termination  of the  Executive's employment  with the Company for any reason,  the Executive shall be entitled to receive  the Bonus upon  deliverance  of the Notice for a period of thirty  (30)
days following the date of termination.  Immediately  after such thirty (30) day period,  Executive  shall have no right to submit  the Notice or to receive  the
Bonus.

            Section 4. DEFINITIONS. All capitalized terms used herein shall have the meanings set forth below.

            (a) "Base Price" shall mean $15.02.

            (b) "Bonus"  shall  mean  all  compensation  paid  to the  Executive pursuant to the terms of this Agreement. The amount of the Bonus shall be equal to the product of 50,000 multiplied by the amount the Stock Price exceeds the base price. The Bonus shall vest pro rata over a period of four (4)  years,  as  follows:  20% on the date hereof and 20% on each anniversary of the date hereof until fully vested.  Notwithstanding the foregoing, the full amount of the Bonus shall fully vest and be payable upon the occurrence of a Change in Control, as provided in Section 2.

            (c) "Change in Control" shall be deemed to have occurred if:

                        (i) a tender offer (or series of related  offers)  shall
                be made and  consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such  tender  offer more than 50% of the  outstanding  voting securities  of the surviving or resulting  corporation  shall be owned in the aggregate by the shareholders of the Company (as of the time  immediately  prior to the commencement of such offer), any employee  benefit  plan of the Company or its  subsidiaries, and their affiliates;

                        (ii) the Company  shall be merged or  consolidated  with
                another  corporation,  unless  as a  result  of such  merger  or consolidation more than 50% of the outstanding voting securities of the surviving or resulting  corporation shall be owned in the aggregate  by the  shareholders  of the  Company (as of the time immediately  prior to such  transaction),  any employee  benefit plan of the Company or its subsidiaries, and their affiliates;

                        (iii) the Company  shall sell  substantially  all of its
                assets to another  corporation  that is not wholly  owned by the
                Company,  unless  as a result of such sale more than 50% of such assets shall be owned in the  aggregate by the  shareholders  of
                the  Company  (as  of  the  time   immediately   prior  to  such
                transaction),  any  employee  benefit plan of the Company or its subsidiaries and their affiliates; or

                        (iv) a Person (as defined  below)  shall  acquire 50% or
                more  of  the  outstanding  voting  securities  of  the  Company
                (whether  directly,  indirectly,  beneficially  or  of  record), unless  as a result  of such  acquisition  more  than 50% of the outstanding  voting  securities  of the  surviving  or resulting corporation  shall be owned in the aggregate by the shareholders of the  Company (as of the time  immediately  prior to the first acquisition  of such  securities by such  Person),  any employee benefit  plan of the  Company  or its  subsidiaries,  and  their affiliates.

                        For  purposes of this  definition,  ownership  of voting
                securities  shall take into account and shall include  ownership as determined by applying the provisions of Rule  13d-3(d)(I)(i)
                (as in effect on the date hereof) under the Securities  Exchange
                Act of 1934, as amended (the "Exchange  Act"). In addition,  for such purposes,  "Person" shall have the meaning given in Section
                3(a)(9) of the  Exchange  Act, as modified  and used in Sections
                13(d) and 14(d) thereof; however, a Person shall not include (A)
                the Company or any of its  subsidiaries;  (B) a trustee or other

                                       2

                fiduciary  holding  securities under an employee benefit plan of the  Company  or  any of its  subsidiaries;  (C) an  underwriter temporarily  holding securities  pursuant to an offering of such securities;  or (D) a corporation owned, directly or indirectly, by the  shareholders  of the Company in  substantially  the same
                proportion   as  their   ownership  of  stock  of  the  Company.
                Notwithstanding the foregoing,  a Change of Control shall not be deemed  to have  occurred  as a  result  of any  acquisition  of securities of the Company by any Person arising out of, relating to or as a result of a rights or similar offering by the Company to its stockholders.

            (d) "Common Stock" shall mean the Company's  common stock, par value
                $.20 per share.

            (e) "Notice" shall mean the notice attached hereto as EXHIBIT A.

            (f) "Stock Price" shall mean the average of the closing price of the
                Common Stock on the five trading days  commencing (i) on the day following the day a Change of Control  occurs or (ii) on the day preceding the day the Company  receives the Notice,  as the case may be, on the principal  securities exchange on which shares of
                Common  Stock are listed  (if the shares of Common  Stock are so listed),  or on the NASDAQ Stock Market (if the shares of Common
                Stock are regularly  quoted on the NASDAQ Stock Market),  or, if not so listed or regularly quoted,  the mean between the closing bid and asked prices of publicly  traded  shares of Common Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Corporation,  or as determined by the Board of Directors of the Company.

            Section 5.  BONUS  REPLACEMENT.  At the  Company's  sole  option and discretion,  it may deliver  options to purchase  shares of the Common Stock, or similar  securities,  in an amount  and with such  terms  and  conditions  as to provide Executive with the substantially  equivalent economic value as Executive would receive under the terms and provisions of this Agreement (the "Replacement
Securities").  Upon the delivery to the Executive of the Replacement Securities, this Agreement shall terminate and be of no further force and effect.

            Section 6. NO EMPLOYMENT  RIGHTS.  Nothing herein shall constitute a contract  of  continuing  employment  or in any manner  obligate  the Company to continue the service of the  Executive or obligate the  Executive to continue in the service of the Company,  and nothing  herein shall be construed as fixing or regulating the compensation paid to the Executive.

            Section  7.  NOTICES.  All  notices,  consents,  waivers  and  other communication under this Agreement must be in writing and will be deemed to have been  duly  given (a) when  delivered  by hand  (with  written  confirmation  of receipt), (b) when sent by telecopier (with written confirmation of receipt) and sent by nationally recognized overnight mail within 24 hours thereafter,  or (c)
one day  following  being sent by a  nationally  recognized  overnight  delivery service (receipt  requested),  in each case to the appropriate  addresses as set forth at the beginning of this Agreement.

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            Section  8.  CAPITAL  CHANGE  OF THE  COMPANY.  In the  event of any merger,  reorganization,  consolidation,  recapitalization,  stock split,  stock dividend, or other change in corporate structure affecting the Common Stock, the
Board of  Directors  of the  Company  shall make an  appropriate  and  equitable adjustment to the formula for  calculating  the Bonus,  so that after such event the value of the Bonus shall be maintained as immediately  before the occurrence of such event.

            Section 9.  COUNTERPARTS.  This  Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall be deemed to constitute a single instrument.

            Section 10. BINDING EFFECT;  BENEFITS. This Agreement shall inure to the benefit  of, and be binding  upon,  the  parties to it and their  respective successors and permitted assigns.  Nothing contained in this Agreement,  express or implied,  is intended to confer upon any person  other than the parties to it and their respective  successors and permitted  assigns,  any rights or remedies under or by reason of this Agreement.

            Section 11.  ASSIGNMENTS.  This Agreement may not be assigned by any party without the prior written consent of the other party;  provided,  however, the  Company  may assign this  Agreement  and all of its rights and  obligations under this Agreement to any Person succeeding to all or a substantial portion of the business of the Company,  on the condition that such Person shall  expressly assume (by contract or operation of law) the  Company's  obligations  under this
Agreement,  at which  point the Company  shall be  relieved  of its  obligations hereunder.

            Section 12. CAPTIONS.  The captions  contained in this Agreement are included only for convenience of reference and do not define,  limit, explain or modify this Agreement or its interpretation,  construction or meaning and are in no way to be construed as a part of this Agreement.

            Section 13.  AMENDMENTS.  Any  provision  of this  Agreement  may be amended or waived if, and only if,  such  amendment  or waiver is in writing and signed, in the case of an amendment,  by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

            Section 14. WAIVER.  Failure to insist upon a strict compliance with any of the terms,  covenants or conditions of this Agreement shall not be deemed a waiver of any such term,  covenant or  condition,  and any such failure at any one time or more  times  shall not be deemed a waiver or  relinquishment  at any other  time or times of any  right  under the  terms,  covenants  or  conditions hereof.

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            Section  15.  SEVERABILITY.  Except  as  otherwise  provided  to the contrary herein,  each section,  paragraph,  part, term and/or provision of this
Agreement shall be considered  severable,  and if, for any reason,  any section, paragraph,  part,  term and/or  provision  herein is determined to be invalid or contrary to, or in conflict  with, any existing or future law or regulation of a court or agency having valid jurisdiction, such invalidity or conflict shall not impair the operation of, or otherwise  effect,  the other sections,  paragraphs, parts,  terms and/or provisions of this Agreement as may remain otherwise valid, and the  latter  will  continue  to be given  full force and effect and bind the parties hereto.

            Section 16.  APPLICABLE LAW.  Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of New Jersey, and this  Agreement  shall be construed in  accordance  with and governed by the laws of the State of New Jersey.

            IN WITNESS  WHEREOF,  the parties  have caused this  Agreement to be executed as of the day and year first above written.

                                     SL INDUSTRIES, INC.

                                     By:
                                         ------------------------------
                                         Warren G. Lichtenstein

                                         ------------------------------
                                         James C. Taylor

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EXHIBIT A

                                                           [Date]

SL Industries, Inc.
520 Fellowship Road, Suite A-114
Mount Laurel, New Jersey 08054
Attn:       Corporate Secretary

Dear Sir:

            Reference is made to that certain Long-Term Bonus Agreement dated as of September 1, 2005 by and between SL  Industries,  Inc.  (the  "Company")  and
James C. Taylor  (the  "Executive").  Capitalized  terms used herein are used as defined in such Agreement.

            By this  Notice,  I hereby  elect to receive  the full amount of the vested portion of the Long-Term  Bonus,  as of the date hereof.  Delivery of the
Bonus payment should be sent to my address set forth below.

            Please contact me if you require any additional information.

                                                 Sincerely yours,

                                                 -------------------
                                                 James C. Taylor

                                                 Address:

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